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UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 11, 2009

APPLIED NANOTECH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-11602	76-0273345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 339 - 5020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 11, 2009, the Board of Directors accepted the resignation of Thomas F. Bijou as Chief Executive Officer of the Company for personal reasons. Mr. Bijou also resigned as a member of the Board of Directors and Chairman of the Board of the Company. Mr. Bijou’s resignation is not in connection with any disagreement with the Company on any matter relating to our operations, policies, or practices. Dr. Robert Ronstadt, a Director since 2003, was named Chairman of the Board of Directors, and Douglas P. Baker, Chief Financial Officer of the Company was named Chief Executive Officer. Mr. Bijou will remain available for transition assistance for a period of up to three months. Additional information on Dr. Ronstadt and Mr. Baker is available in the Company’s 10-K for 2008 available at www.sec.gov, or the Company’s website at www.appliednanotech.net.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press release dated May 15, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano-Proprietary, Inc.

By:/s/ Douglas P. Baker
Date: May 15, 2009	Douglas P. Baker Chief Financial Officer